UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 5, 2021
COMMISSION FILE NUMBER: 000-16509
CITIZENS, INC.
(Exact name of registrant as specified in its charter)

CO	84-0755371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
11815 Alterra Pkwy, Floor 15, Austin, TX 78758
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (512) 837-7100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	CIA	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Settlement and Dismissal of Colorado Litigation Against the Company and Board

As previously disclosed, Citizens, Inc. (the “Company”) has been involved in litigation in the District Court (the “Colorado Court”) for Arapahoe County, Colorado (the “Colorado Litigation”) relating to a dispute between the Harold E. Riley Foundation (the “Foundation”) and the Company with respect to the Foundation’s nomination of certain individuals (the “Foundation Nominees”) to serve on the Company’s Board of the Directors (the “Board”). The Foundation is the record owner of 100% of the Company’s Class B common stock, comprising of 1,001,714 shares (the “Class B Shares”). The Colorado Litigation was brought on behalf of the Foundation by its now former trustees or officers, including Michael C. Hughes and Charles W. Hott, who were two of the Foundation Nominees trying to seat themselves on the Company’s Board. The Company had countersued the Foundation and Mr. Hughes and Mr. Hott alleging that Mr. Hughes and Mr. Hott, as trustees or officers of the Foundation, among other things: (i) defrauded state insurance regulators in order to seize control of the Company; (ii) breached their fiduciary duties to all of the Company’s shareholders; and (iii) violated the Colorado Consumer Protection Act.

On February 6, 2021, Baylor University and Southwestern Theological Seminary, as the two sole charitable beneficiaries of the Foundation (the “Foundation Beneficiaries”), resolved their separate Texas litigation, in which they alleged that the Foundation trustees, including Mr. Hughes and Mr. Hott, breached their fiduciary duties to the Foundation and misused Foundation monies for personal benefit, including the filing of the Colorado Litigation (see Item 7.01 below for more discussion). As a result of the settlement, Mr. Hughes and Mr. Hott were removed as trustees or officers from the Foundation. The Foundation Beneficiaries, upon regaining control of the Foundation through their appointed trustees to the Foundation, have agreed to dismiss the Colorado Litigation. In turn, the Company has agreed to dismiss its claims against the Foundation, Mr. Hughes and Mr. Hott.

Accordingly, on February 6, 2021, the Company and its individual members of the Board, Christopher W. Claus, J.D. Davis, Jr., Gerald W. Shields, Frank A. Keating II, Terry S. Maness, E. Dean Gage, Robert B. Sloan, Jr. and Constance K. Weaver, entered into a Mutual Agreement for Compromise, Settlement and Release (the “Foundation Settlement Agreement”) with the Foundation and the Foundation Beneficiaries.

The Foundation Settlement Agreement, among other things, provides for the following terms:

•Citizens and the Foundation will dismiss, all claims, counterclaims, crossclaims, and third-party claims currently at issue in the Colorado Litigation;
•The Company will act immediately to: (a) restore its Board to its form as of August 12, 2020 consisting of a nine-seat Board comprised of four Class A directors (Christopher W. Claus, J.D. Davis, Jr., Gerald W. Shields, and Frank A. Keating II), four Class B directors (E. Dean Gage, Robert B. Sloan, Terry S. Maness, and Constance K. Weaver), and one Class B vacancy; and (b) restore the Company’s Amended and Restated Bylaws to the form in which they existed on August 12, 2020;
•Provisions related to the Class B shares, including requiring the Foundation to sell, and the Company to buy, 100% of the Class B Shares from the Foundation; and
•The parties will agree to mutual releases for conduct prior to February 5, 2021.

The foregoing summary of the Foundation Settlement Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the complete text of the Foundation Settlement Agreement, which is filed herewith as Exhibit 10.1.

Settlement of Counterclaims and Third Party Claims in Colorado Litigation

On February 5, 2021, the Company entered into a Mutual Agreement for Compromise, Settlement and Release (the “Hughes-Hott-Boto Settlement Agreement”) with Mr. Hughes, Mr. Hott and David A. Boto as trustees or officers of the Foundation. The Hughes-Hott-Boto Settlement Agreement resolves the counterclaims and third-party claims in the Colorado Litigation filed by the Company and potential claims which could have been made against the Foundation, Mr. Hott, Mr. Hughes and Mr. Boto. The Hughes-Hott-Boto Settlement Agreement settles all controversies between the parties thereto, including dismissal with prejudice of all claims in the Colorado Litigation against Mr. Hughes and Mr. Hott.

The foregoing summary of the Hughes-Hott-Boto Settlement Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the complete text of the Hughes-Hott-Boto Settlement Agreement, which is filed herewith as Exhibit 10.2.

Entry into Purchase and Sale Agreement to Acquire Class B Shares

Pursuant to the terms of the Foundation Settlement Agreement, on February 6, 2021, the Company entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with the Foundation, as the record owner of 100% of the Company’s Class B Shares, for the purchase by the Company of 100% of the Class B Shares from the Foundation at a purchase price of $9.08 per share for an aggregate purchase price equal to $9,090,463.80 (the “Class B Purchase”). The closing of the Class B Purchase is scheduled for on or about March 5, 2021.

Because the Class B Shares have the right to nominate a simple majority of the Board, the transfer of the Class B Shares to the Company would constitute a divestiture of the Foundation’s control of the Company, which may require regulatory approvals by the insurance regulators in Colorado, Louisiana, Mississippi, Texas and Bermuda, the states and/or jurisdictions in which the Company and its insurance subsidiaries are domiciled. Following the Class B Purchase, as required by law, the Company intends to hold the Class B Shares as authorized, but unissued stock.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the complete text of the Purchase Agreement, which is filed herewith as Exhibit 10.3.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Foundation Settlement Agreement, on February 6, 2021, the Board amended and restated the Company’s Fourth Amended and Restated Bylaws (the “Amended and Restated Bylaws”) effective immediately, to, among other things: (i) change the voting standard required for an action of the Board from a super majority (2/3) standard to a majority standard; and (ii) revise the voting standard for Bylaws alteration, amendment or repeal or the adoption of new Bylaws from a supermajority (2/3) standard to a majority standard. In doing so, the Board restored the Company’s Amended and Restated Bylaws to the form in which they existed on August 12, 2020.

The foregoing summary of the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, which is filed herewith as Exhibit 3.1.

Item 7.01 Regulation FD Disclosure

Board Size and Composition

Pursuant to the terms of the Foundation Settlement Agreement, on February 6, 2021, the Board (i) reduced the size of the Board from thirteen to nine directors and (ii) redesignated E. Dean Gage, Robert B. Sloan, Terry S. Maness, and Constance K. Weaver, representing the existing undesignated directors on the Board, as Class B directors to serve on the Board until the next Annual Meeting of Shareholders, in each case, effective immediately. In addition, the Foundation also agreed to withdraw the Foundation Nominees who were previously submitted to the Company’s Nominating and Corporate Governance Committee for review and consideration.

Thus, the Board currently consists of four Class A directors (Christopher W. Claus, J.D. Davis, Jr., Gerald W. Shields, and Frank A. Keating II), four Class B directors (E. Dean Gage, Robert B. Sloan, Terry S. Maness, and Constance K. Weaver), and one Class B vacancy.

Settlement and Dismissal of the Texas Suit Against the Foundation

As previously disclosed, on September 8, 2020, the Foundation Beneficiaries filed a lawsuit in the 67th District Court of Tarrant County, Texas (the “Texas Court”) against the Foundation and its CEO/President, Mike Hughes (the “Texas Suit”). The Texas Attorney General intervened in December 2020 on behalf of the Foundation Beneficiaries. On February 6, 2021, the Foundation Beneficiaries and the Foundation entered into a settlement agreement to, among other things, dismiss the Texas Suit and give the Foundation Beneficiaries control of the Foundation. Neither the Company nor the Board is a party to the Texas Suit.

Item 8.01 Other Events

On February 9, 2021, the Company issued a press release filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated Bylaws effective February 6, 2021

10.1	Mutual Agreement for Compromise, Settlement and Release with the Harold E. Riley Foundation dated February 6, 2021

10.2	Mutual Agreement for Compromise, Settlement and Release with Michael C. Hughes, Charles W. Hott and David August Boto dated February 5, 2021

10.3	Purchase and Sale Agreement dated February 6, 2021

99.1	Press Release of Citizens, Inc., dated February 9, 2021

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.

By:	/s/ Gerald W. Shields
Interim Chief Executive Officer and President

Date:	February 9, 2021